Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2022 RESULTS
UPDATES ANNUAL GUIDANCE

SAN JUAN, PUERTO RICO - August 4, 2022 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 and Recent Highlights

•Revenue increased 8% to $160.6 million
•GAAP Net Income attributable to common shareholders was $33.6 million a decrease of 32% , or $0.47 per diluted share, a decrease of 31%
•Adjusted EBITDA decreased 9% to $73.4 million
•Adjusted earnings per common share was $0.65, a decrease of 17%
•Share repurchases totaled $14.0 million
•Completed Popular transaction and BBR acquisition in Chile on July 1

Mac Schuessler, President and Chief Executive Officer stated, “We are pleased with another quarter of strong revenue in both Puerto Rico and Latin America. Additionally, we closed on the Popular transaction and the BBR acquisition in Chile as expected, and will now focus on continuing to support Popular on their strategic objectives and integrating BBR as we continue to expand in Latin America."

Second Quarter 2022 Results

Revenue. Total revenue for the quarter ended June 30, 2022 was $160.6 million, an increase of 8% compared with $149.1 million in the prior year. Revenue in Puerto Rico benefited from increased transaction volumes in our payments segment in addition to the continued growth in our digital solutions, ATH Movil and ATH Business, as well as, revenue generated from a small tuck-in acquisition we completed at the beginning of the quarter. Revenue in the quarter also benefited from the printing contract entered into during June of the prior year, one-time software sales and the year over year CPI impact from the MSA with Popular, which was amended on July 1, 2022 with the close of the Popular transaction. Latin America revenue reflected organic growth.

Net Income attributable to common shareholders. For the quarter ended June 30, 2022, GAAP Net Income attributable to common shareholders was $33.6 million, or $0.47 per diluted share, a decrease of $15.6 million or $0.21 per diluted share as compared to the prior year. In the second quarter a $4.1 million impairment loss on a multi-year software development was recognized through cost of revenues, which represented an impact of $0.06 per diluted share, as well as an increase in provisions for expected losses. The quarter also reflected an increase in cost of sales driven by the aforementioned software sales, and an increase operating costs primarily due to professional fees and personnel costs.

Adjusted EBITDA. For the quarter ended June 30, 2022, Adjusted EBITDA was $73.4 million, a decrease of 9% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 45.7%, a decrease of approximately 810 basis points from the prior year. The year over year decrease in margin primarily reflects the increased expenses discussed above. In addition, the prior year margin benefited from foreign currency remeasurement gains of $1.4 million, compared with $0.2 million in losses in the current year quarter.

Adjusted Net Income. For the quarter ended June 30, 2022, Adjusted Net Income was $47.0 million, a decrease of 18% compared with $57.1 million in the prior year. Adjusted earnings per common share was $0.65, a decrease of 17% compared to $0.78 in the prior year. The decrease was driven by the decrease in Adjusted EBITDA and a higher adjusted tax rate in the quarter.

Share Repurchase

During the three months ended June 30, 2022, the Company repurchased 357,114 shares of its common stock at an average price of $39.30 per share for a total of $14.0 million. As of June 30, 2022, a total of approximately $115 million remained available for future use under the Company’s share repurchase program.

2022 Outlook

The Company's financial outlook for 2022 is as follows:

•Total consolidated revenue is now anticipated between $607 million and $615 million representing a growth of approximately 3% to 4% compared with $597 million and $605 million, previously estimated.
•Adjusted earnings per common share continue to be expected between $2.52 to $2.60 representing a decline of 8% to 5% as compared to $2.74 in 2021. This excludes the gain on sale from the Popular transaction and one-time adjustments.
•Capital expenditures continue to be expected at approximately $60 million.
•Effective tax rate is now anticipated between 14% to 15%, an increase from the 13% to 14% previously estimated.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2022 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 6023459. The replay will be available through Thursday, August 11, 2022. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over three billion transactions annually. The Company also offers technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular, Inc. (“Popular”) for a significant portion of its revenues pursuant to the Company’s second amended and restated Master Services Agreement ("MSA") with them, and to grow the Company’s merchant acquiring business; as a regulated institution, the likelihood that the Company will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and its potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make us less attractive to potential sellers; the Company’s ability to renew its client contracts on terms favorable to the Company, including the contract with Popular, and any significant concessions the Company may grant to Popular with respect to pricing or other key terms arising out of any disputes or in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; the Company’s dependence on its processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on the Company’s personnel and certain third parties with whom it does business, and the risks to the Company’s business if its systems are hacked or otherwise compromised; the Company’s ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of the Company’s merchant clients, for which it may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; the Company’s dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes macroeconomic, market, in international, legal, tax, political, or administrative conditions, including inflation or the risk of recession; the geographical concentration of the Company’s business in Puerto Rico, including its business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect the Company’s customer base, general consumer spending, the Company’s cost of operations and the Company’s ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the Company’s ability to protect its intellectual property rights against infringement and to defend itself against claims of infringement brought by third parties; the Company’s ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; the Company’s level of indebtedness and the impact of rising interest rates, and restrictions contained in the Company’s debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; the Company’s ability to prevent a cybersecurity attack or breach to its information security; the possibility that the Company could lose its preferential tax rate in Puerto Rico; the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting the Company’s main markets in Latin America and the Caribbean; and uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports we file with the SEC from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(Dollar amounts in thousands, except share data)
Revenues	$160,571	$149,148	$310,819	$288,676

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	74,313	59,381	138,972	119,185
Selling, general and administrative expenses	20,051	16,752	40,435	32,854
Depreciation and amortization	19,560	18,723	38,720	37,346
Total operating costs and expenses	113,924	94,856	218,127	189,385
Income from operations	46,647	54,292	92,692	99,291
Non-operating income (expenses)
Interest income	805	450	1,472	839
Interest expense	(5,932)	(5,658)	(11,479)	(11,564)
Earnings of equity method investment	862	394	1,432	896
Other (expenses) income	(1,138)	2,245	2,168	2,573
Total non-operating expenses	(5,403)	(2,569)	(6,407)	(7,256)
Income before income taxes	41,244	51,723	86,285	92,035
Income tax expense	7,688	2,632	13,863	7,340
Net income	33,556	49,091	72,422	84,695
Less: Net loss attributable to non-controlling interest	(33)	(106)	(65)	(5)
Net income attributable to EVERTEC, Inc.’s common stockholders	33,589	49,197	72,487	84,700
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(6,549)	1,732	(4,335)	(881)
Gain on cash flow hedges	3,337	1,088	13,062	5,277
Unrealized (loss) gain on change in fair value of debt securities available-for-sale	(29)	89	(56)	89
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$30,348	$52,106	$81,158	$89,185
Net income per common share:
Basic	$0.47	$0.68	$1.01	$1.17
Diluted	$0.47	$0.68	$1.00	$1.16
Shares used in computing net income per common share:
Basic	71,476,850	72,127,847	71,714,876	72,139,125
Diluted	72,149,949	72,831,366	72,558,565	72,716,950

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$288,064	$266,351
Restricted cash	22,576	19,566
Accounts receivable, net	107,685	113,285
Prepaid expenses and other assets	46,307	37,148
Assets held-for-sale	25,161	—
Total current assets	489,793	436,350
Debt securities available-for-sale, at fair value	2,397	3,041
Investment in equity investee	15,120	12,054
Property and equipment, net	48,122	48,533
Operating lease right-of-use asset	19,330	21,229
Goodwill	385,536	393,318
Other intangible assets, net	189,604	213,288
Deferred tax asset	7,057	6,910
Net investment in leases	—	107
Other long-term assets	12,382	9,926
Total assets	$1,169,341	$1,144,756
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$79,039	$74,540
Accounts payable	34,439	28,484
Contract liability	21,403	17,398
Income tax payable	3,011	7,132
Current portion of long-term debt	22,500	19,750
Current portion of operating lease liability	5,921	5,580
Total current liabilities	166,313	152,884
Long-term debt	432,723	444,785
Deferred tax liability	2,142	2,369
Contract liability - long term	32,743	36,258
Operating lease liability - long-term	14,940	16,456
Derivative liability	—	13,392
Other long-term liabilities	7,879	8,344
Total liabilities	656,740	674,488
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 71,367,324 shares issued and outstanding as of June 30, 2022 (December 31, 2021 - 71,969,856)	713	719
Additional paid-in capital	1,671	7,565
Accumulated earnings	545,814	506,051
Accumulated other comprehensive loss, net of tax	(39,452)	(48,123)
Total EVERTEC, Inc. stockholders’ equity	508,746	466,212
Non-controlling interest	3,855	4,056
Total equity	512,601	470,268
Total liabilities and equity	$1,169,341	$1,144,756

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$72,422	$84,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,720	37,346
Amortization of debt issue costs and accretion of discount	805	991
Operating lease amortization	3,056	2,938
Provision for expected credit losses and sundry losses	1,795	85
Deferred tax benefit	(1,210)	(947)
Share-based compensation	9,444	7,235
Gain from sale of assets	—	(778)
Loss on disposition of property and equipment and impairment of software	4,370	1,106
Earnings of equity method investment	(1,432)	(896)
Dividend received from equity method investment	—	1,183
Loss on valuation of foreign currency	1,046	—
(Increase) decrease in assets:
Accounts receivable, net	2,759	(48)
Prepaid expenses and other assets	(1,972)	1,407
Other long-term assets	(3,965)	(14)
Increase (decrease) in liabilities:
Accrued liabilities and accounts payable	7,397	(10,899)
Income tax payable	(3,862)	(3,398)
Unearned income	1,025	(1,664)
Operating lease liabilities	(1,605)	(3,438)
Other long-term liabilities	1,109	(2,875)
Total adjustments	57,480	27,334
Net cash provided by operating activities	129,902	112,029
Cash flows from investing activities
Additions to software	(18,918)	(21,317)
Acquisition of customer relationships	(10,607)	(14,750)
Property and equipment acquired	(10,051)	(8,803)
Proceeds from sales of property and equipment	76	802
Purchase of certificates of deposit	(7,264)	—
Proceeds from maturities of available-for-sale debt securities	572	—
Acquisition of available-for-sale debt securities	—	(2,968)
Net cash used in investing activities	(46,192)	(47,036)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(5,676)	(8,793)
Repayment of short-term borrowings for purchase of equipment and software	(853)	(1,556)
Dividends paid	(7,177)	(7,213)
Repurchase of common stock	(35,215)	(24,388)
Repayment of long-term debt	(9,875)	(24,919)
Net cash used in financing activities	(58,796)	(66,869)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	(191)	73
Net increase (decrease) in cash, cash equivalents and restricted cash	24,723	(1,803)
Cash, cash equivalents and restricted cash at beginning of the period	285,917	221,105
Cash, cash equivalents and restricted cash at end of the period	$310,640	$219,302
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$288,064	$199,891
Restricted cash	22,576	19,411
Cash, cash equivalents and restricted cash	$310,640	$219,302

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended June 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$46,078	$30,784	$38,539	$64,690	$(19,520)	$160,571
Operating costs and expenses	28,680	25,032	22,823	40,297	(2,908)	113,924
Depreciation and amortization	5,466	2,712	1,040	4,279	6,063	19,560
Non-operating income (expenses)	309	123	332	624	(1,664)	(276)
EBITDA	23,173	8,587	17,088	29,296	(12,213)	65,931
Compensation and benefits (2)	675	973	446	555	2,756	5,405
Transaction, refinancing and other fees (3)	—	—	—	(16)	2,055	2,039
Adjusted EBITDA	$23,848	$9,560	$17,534	$29,835	$(7,402)	$73,375

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $13.3 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $3.7 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.5 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Three months ended June 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$38,589	$25,835	$38,335	$60,693	$(14,304)	$149,148
Operating costs and expenses	19,361	20,965	19,374	36,175	(1,019)	94,856
Depreciation and amortization	3,882	2,952	967	4,600	6,322	18,723
Non-operating income (expenses)	230	2,396	323	1,390	(1,700)	2,639
EBITDA	23,340	10,218	20,251	30,508	(8,663)	75,654
Compensation and benefits (2)	280	757	295	760	2,191	4,283
Transaction, refinancing and other fees (3)	—	—	—	(647)	971	324
Adjusted EBITDA	$23,620	$10,975	$20,546	$30,621	$(5,501)	$80,261

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $10.7 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $1.9 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $1.7 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A. net dividends received, a software impairment charge and a gain from sale of assets..

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Six months ended June 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$86,086	$59,567	$74,168	$127,314	$(36,316)	$310,819
Operating costs and expenses	49,960	48,619	43,027	79,225	(2,704)	218,127
Depreciation and amortization	9,946	5,524	2,059	9,042	12,149	38,720
Non-operating income (expenses)	544	3,729	632	1,324	(2,629)	3,600
EBITDA	46,616	20,201	33,832	58,455	(24,092)	135,012
Compensation and benefits (2)	1,012	1,786	786	1,000	5,100	9,684
Transaction, refinancing and other fees (3)	—	—	—	(16)	4,080	4,064
Adjusted EBITDA	$47,628	$21,987	$34,618	$59,439	$(14,912)	$148,760

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $24.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $7.0 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $5.1 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Six months ended June 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$74,853	$50,849	$69,202	$121,304	$(27,532)	$288,676
Operating costs and expenses	39,850	40,811	35,840	72,864	20	189,385
Depreciation and amortization	7,824	5,886	1,621	9,394	12,621	37,346
Non-operating income (expenses)	415	3,504	554	1,943	(2,947)	3,469
EBITDA	43,242	19,428	35,537	59,777	(17,878)	140,106
Compensation and benefits (2)	521	1,566	526	1,123	4,051	7,787
Transaction, refinancing and other fees (3)	660	—	—	(647)	1,244	1,257
Adjusted EBITDA	$44,423	$20,994	$36,063	$60,253	$(12,583)	$149,150

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $20.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $4.2 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.9 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A. net of dividends received, a software impairment charge and a gain from the sale of the asset.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2022	2021	2022	2021
Net income	$33,556	$49,091	$72,422	$84,695
Income tax expense	7,688	2,632	13,863	7,340
Interest expense, net	5,127	5,208	10,007	10,725
Depreciation and amortization	19,560	18,723	38,720	37,346
EBITDA	65,931	75,654	135,012	140,106
Equity income (1)	(862)	923	(1,432)	421
Compensation and benefits (2)	5,405	4,283	9,684	7,787
Transaction, refinancing and other fees (3)	2,901	(599)	5,496	836
Adjusted EBITDA	73,375	80,261	148,760	149,150
Operating depreciation and amortization (4)	(11,156)	(10,724)	(22,408)	(21,606)
Cash interest expense, net (5)	(4,858)	(4,944)	(9,487)	(10,020)
Income tax expense (6)	(10,325)	(7,535)	(19,002)	(15,291)
Non-controlling interest (7)	1	71	11	(72)
Adjusted net income	$47,037	$57,129	$97,874	$102,161
Net income per common share (GAAP):
Diluted	$0.47	$0.68	$1.00	$1.16
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.65	$0.78	$1.35	$1.40
Shares used in computing adjusted earnings per common share:
Diluted	72,149,949	72,831,366	72,558,565	72,716,950

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas S.A. ("CONTADO"), net of dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, a software impairment charge and a gain from sale of assets.
4)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
5)Represents interest expense, less interest income, as they appear on the condensed consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
6)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
7)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2022 Outlook(1)			2021
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$607	to	$615	$590
Earnings per Share (EPS) (GAAP)	$1.81	to	$1.90	$2.21
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (2)	0.36		0.36	0.23
Merger and acquisition related depreciation and amortization (3)	0.44		0.44	0.43
Non-cash interest expense (4)	0.02		0.02	0.02
Tax effect of Non-GAAP adjustments (5)	(0.11)		(0.12)	(0.15)
Total adjustments	0.71		0.70	0.53
Adjusted EPS (Non-GAAP)	$2.52	to	$2.60	$2.74
Shares used in computing adjusted earnings per common share			70.1	72.9

(1)Excludes potential one-time effects from the Popular transaction that closed on July 1, 2022.
(2)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(3)Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.
(4)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(5)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 14% to 15%).